UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2019

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-38323	82-3074668
(Commission File Number)	(IRS Employer Identification No.)

1001 Research Park Blvd., Suite 100

Charlottesville, VA 22911

(Address of principal executive offices and zip code)

(434) 422-9800

(Registrant’s telephone number including area code)

1180 Seminole Trail, Suite 495

Charlottesville, VA 22902

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2019, the Compensation Committee of the Board of Directors (the “Committee”) of Adial Pharmaceuticals, Inc. (the “Company”) awarded the executive officers of the Company, William B. Stilley, Chief Executive Officer and Joseph Truluck, Chief Financial Officer, annual cash performance bonuses for 2018 of $500,000 and $50,000, respectively. In addition, the Committee granted to each of Mr. Stilley and Mr. Truluck an option to purchase 500,000 and 180,000 shares of the Company’s common stock, respectively. The shares of common stock underlying the option awards each vest pro rata on a monthly basis over a thirty-six month period. The options are exercisable for a period of ten years from the date of grant and have an exercise price of $3.39 per share.

In addition, on March 10, 2019, the Committee approved an amendment, to the Company’s employment agreements with Mr. Stilley and Mr. Truluck to increase their annual base salary to $400,000 and $150,000, respectively. A copy of the amendment to each of Mr. Stilley’s and Mr. Truluck’s employment agreement is attached hereto as Exhibits 10.1 and 10.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and William Stilley, dated as of March 11, 2019
10.2	Amendment to Employment Agreement between Adial Pharmaceuticals, Inc. and Joseph Truluck, dated as of March 11, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2019	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ William B. Stilley, III
	Name:	William B. Stilley
	Title:	President and Chief Executive Officer

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